Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 33-24505, 33-66822 and 333-106254) on Form S-8 of O.I. Corporation of our report dated March 31, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of O.I. Corporation for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Davenport, Iowa

March 31, 2008